EASY FLYING S.A.

                                                                   June 29, 2001

                                                                        $200,000
                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, EASY FLYING S.A., a France corporation (the "Maker"), having an address as indicated under its name, hereby promises to pay to the order of NAVTECH, INC., a Delaware corporation (the "Payee"), at its offices at c/o Navtech Systems Support Inc., 175 Columbia Street West, Waterloo, Ontario, Canada N2L 5Z5 or at such other place as the holder hereof may from time to time designate in writing, in immediately available funds, the principal sum of TWO HUNDRED THOUSAND UNITED STATES DOLLARS (US $200,000). The principal amount of this Note shall be payable on December 31, 2002 and the principal amount of this Note bears no interest until December 31, 2002.

     The payment of all amounts due under this Note is secured by the grant of a security interest in 100,000 shares of Common Stock of the Payee (the "Pledged Shares") pursuant to a Pledge Agreement of even date between the Maker and the Payee (the "Pledge Agreement").

     In the event (a) the Maker shall (i) fail to make any payment due hereunder, (ii) admit in writing its inability to pay its debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors;
(vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (vii) have entered against it a court order approving a petition filed against it under any bankruptcy statute; or (b) there shall be a breach of any representation, warranty, covenant or other agreement set forth in the Pledge Agreement, then in each and every such event (an "Event of Default"), the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     In addition, in the event of an Acceleration Event (as hereinafter defined), and only to the extent of any monies payable to the Maker in respect of the Pledged Shares (the "Proceeds"), the then unpaid principal amount of this Note shall become immediately due and payable. Further, in consideration of the Payee agreeing to accept as collateral for the amounts due under this Note only the Pledged Shares, in the event the Proceeds are in excess of the then outstanding principal amount of this Note, to the extent permitted by applicable law, the Payee shall be entitled to such excess. The Payee shall be entitled to direct the payor of the monies to pay the Proceeds directly to the Payee.

     For purposes hereof, an "Acceleration Event" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the Pledged Shares are sold in whole or in part with the written consent of the Payee;

     (ii) the stockholders of the Payee approve a plan of complete liquidation of the Payee;

     (iii) the Payee sells or otherwise disposes of all or substantially all of its assets; or

     (iv) the Payee merges or consolidates with any other entity, or engages in any other business combination.

     If the Maker shall fail to pay when due, whether by acceleration or otherwise, all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of fifteen percent (15%) per annum, payable on demand.

     Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees, provided that such costs, expenses, and fees to not exceed a total amount of US $10,000.

     The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and/or may release any guarantor, and/or may extend the time for payment of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail or courier, or when sent by facsimile transmission to the Maker at its address stated herein or at such other address of which it shall have notified the Payee in writing as aforesaid.

     The Payee shall be entitled to assign all or any portion of its right, title and interest in and to this Note at its sole discretion without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to the Payee until it has received notice of change of payee for payments as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

     The Maker hereby agrees that the courts of the State of New York and of the United States of America for the Eastern and Southern Districts of New York shall have exclusive jurisdiction over any matter relating to this Note and the venue for any court or other proceeding shall be Nassau County, New York or New York County, New York. The Maker hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.

                                             EASY FLYING S.A.


                                             By:/s/ Fabrice Turrel
                                                --------------------------------
                                                Fabrice Turrel, President
                                                Address:  2 Rue Marcel Doret
                                                          Immeuble Antares
                                                          31700 Blagnac, France